Exhibit 10.1

SECURITY AGREEMENT

Dated as of February 11, 2010

among

THE MCCLATCHY COMPANY

and

Each Other Grantor

From Time to Time Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

THIS SECURITY AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE FIRST LIEN INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 11, 2010 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE McCLATCHY COMPANY, THE GRANTORS PARTY THERETO, BANK OF AMERICA, N.A., AS CREDIT AGREEMENT COLLATERAL AGENT, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SENIOR SECURED NOTES COLLATERAL AGENT, AND EACH ADDITIONAL COLLATERAL AGENT FROM TIME TO TIME PARTY THERETO.

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EXHIBITS

Exhibit I	–	Form of Pledge Amendment

Exhibit II	–	Form of Joinder Agreement

Exhibit III	–	Form of Intellectual Property Security Agreement

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SECURITY AGREEMENT, dated as of February 11, 2010, by The McClatchy Company, a Delaware corporation (the “Company”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 6.10 hereof (together with the Company, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below) under the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Grantors have entered into that certain Indenture dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Company, the subsidiaries of the Company party thereto as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity and together with its successors, the “Trustee”) on behalf of the holders (the “Holders”) of the Notes (as defined below);

WHEREAS, pursuant to the Indenture, the Company has issued, $875,000,000 aggregate principal amount of its 11.50% Senior Secured Notes due 2017 (together with any Additional Notes (as defined in the Indenture) and any Exchange Notes (as defined in the Indenture) issued pursuant to the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each Grantor (other than the Company) has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Company under the Indenture and the Notes;

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement;

WHEREAS, the Trustee has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, and to induce the Collateral Agent to enter into the Indenture and to induce the Holders to purchase the Notes, each Grantor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Capital terms used herein without definition are used as defined in the Indenture.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “certificated security”, “chattel paper”, “commercial tort claim”, “deposit account”, “electronic chattel paper”, “equipment”, “general intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Agreement” means this Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.1 hereof.

“Collateral Documents” means this Agreement and any other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which any property is pledged, assigned or granted to the Collateral Agent for the benefit of the Secured Parties.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, including, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Agreement” means the amended and restated credit agreement dated as of February 11, 2010, by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent and collateral agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Default Rate” means the rate of interest applicable pursuant to the last paragraph of Section 1 of the Notes.

“Discharge of Obligations” means a legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture in accordance with Section 8.1 thereof.

“Disclosure Letter” means the disclosure letter from the Grantors to the Collateral Agent dated as of the date hereof.

“Excluded Property” means, collectively, (i) Stock and Stock Equivalents in any Subsidiary of the Company, (ii) any Indebtedness owed to any Grantors by any Subsidiary of the Company, (iii) any land, buildings, machinery, equipment, and leasehold interests and improvements in respect of the foregoing of the Company and its Subsidiaries which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, (iv) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Company and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in clauses (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (v) Property owned by any Grantor that is subject to a Lien, securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted under the Indenture if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capitalized Lease Obligation or Purchase Money Indebtedness) prohibits or requires the consent of any Person other than the Company and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such item of Property, (vi) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (vii) any LC Cash Collateral and (viii) any “securities” of any “affiliates” of any Grantor (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act) in excess of the maximum amount of such “securities” that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such “affiliate” to be included in filings by the Company with the Securities and Exchange Commission, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence; provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Final Date” means the first date upon which there has been a Discharge of Obligations with respect to the Indenture.

“First Lien Collateral Agent” means any Collateral Agent (as such term is defined in the Intercreditor Agreement).

“First Lien Secured Party” means any of the Secured Parties (as such term is defined in the Intercreditor Agreement).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to the government.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet domain names, Trade Secrets and IP Licenses.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the date hereof, among the Company, the Grantors party thereto, Bank of America, N.A., as collateral agent for the Credit Agreement Secured Parties (as defined in the Intercreditor Agreement), the Collateral Agent, on behalf of itself and the Holders, and each Additional Collateral Agent (as defined therein), party thereto from time to time, as the same may be modified from time to time.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“IP Ancillary Rights” means with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“LC Cash Collateral” shall have the meaning given such term by the Intercreditor Agreement.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, liabilities (actual or contingent), financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under any Collateral Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Collateral Document to which it is a party.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Note Documents” means the Notes, the Indenture, the Collateral Documents and the Intercreditor Agreement.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor (exclusive of any Excluded Property) or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule D to the Disclosure Letter, issued by the obligors named therein.

“Pledged Investment Property” means any investment property of any Grantor (exclusive of any Excluded Property), and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Debt Instruments.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Related Party” shall mean, with respect to any Person, such Person’s Affiliates, agents, officers, employees and representatives.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Secured Obligations” means the collective reference to (a) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding)) owing to the Collateral Agent, the Trustee or the Holders under the Notes, the Indenture and the other Note Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Notes, the Indenture and the other Note Documents; (b) any and all sums advanced by the Colla-

teral Agent in accordance with the Indenture or any of the other Note Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (c) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors referred to in clause (a) above, the reasonable expenses incurred by the Collateral Agent in connection with the retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Secured Parties” means (a) the Holders, (b) the Trustee, (c) the Collateral Agent and (d) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approve or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profits interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into an exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2 Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement, the Note Documents and the other Collateral Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of the Indenture.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule E to the Disclosure Letter and on any supplement thereto received by the Collateral Agent pursuant to Section 4.6 hereof;

(c) all books and records pertaining to the other property described in this Section 2.1;

(d) all property of such Grantor held by any First Lien Collateral Agent, including all property of every description, in the custody of or in transit to such First Lien Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing;

Notwithstanding the foregoing, the term “Collateral” does not include any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein.

Section 2.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Company and of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants each of the following to the Collateral Agent and the other Secured Parties:

Section 3.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Permitted Liens.

Section 3.2 Perfection and Priority. Except to the extent perfection with respect to an item of Collateral is not required under Article IV, the security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of properly completed financing statements, as set forth on Schedule C to the Disclosure Letter, covering the Collateral with the applicable filing office in the jurisdiction of formation or incorporation of each Grantor, (ii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens and except to the extent perfection with respect to any item of Collateral is not required under Article IV.

Section 3.3 Jurisdiction of Organization; Chief Executive Office. (a) Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule A-1 to the Disclosure Letter.

(b) Such Grantor has not in the last five years changed its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule A-1 to the Disclosure Letter, except as disclosed on Schedule A-2 to the Disclosure Letter.

Section 3.4 Pledged Debt Instruments, Pledged Investment Property. As of the Closing Date, all Pledged Investment Property consisting of instruments and certificates has been delivered to a First Lien Collateral Agent, as specified on Schedule D to the Disclosure Letter, to the extent delivery is required by Section 4.3(a) hereof.

Section 3.5 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to a First Lien Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4(a).

Section 3.6 Intellectual Property. (a) Schedule B to the Disclosure Letter sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, and (ii) Internet Domain Names, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date.

(b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned, except where any failure to be in full force and effect, subsisting and unexpired and enforceable or any such abandonment, could not reasonably be expected to have a Material Adverse Effect. The consummation by each Grantor of the transactions contemplated by the Note Documents does not cause any breach or default of any material IP License or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property. There are no pending (or, to the knowledge of such Grantor, threatened in writing) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor, except to the extent the same could not reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor, except to the extent the same could not reasonably be expected to have a Material Adverse Effect. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in breach or default of any material IP License, except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

Section 3.7 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule E to the Disclosure Letter, which sets forth such commercial tort claims to the extent the damages being sought exceed $100,000 in the aggregate for all such commercial tort claims of all Grantors and which sets forth such information separately for each Grantor.

Section 3.8 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Debt Instruments or Pledged Investment Property by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 3.9 Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule F of the Disclosure Letter, or with respect to property having an aggregate fair market value not exceeding $5.0 million, for the last five years all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.

ARTICLE IV

COVENANTS

Each Grantor agrees with the Collateral Agent and the Secured Parties that from and after the date of this Agreement until the Final Date:

Section 4.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. To the extent that an item of Collateral is required to be perfected pursuant to this Article IV, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

Section 4.2 Changes in Locations, Name, Etc. (a) Except with prior notice to the Collateral Agent and delivery to the Collateral Agent of all documents required to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i) change its jurisdiction of organization from that referred to in Section 3.3; or

(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure.

(b) At the time of delivery of each Officer’s Certificate under Section 3.13 of the Indenture, shall furnish to the Collateral Agent an updated Schedule A-1 to the Disclosure Letter, covering the information specified in Section 3.3(a).

Section 4.3 Pledged Debt Instruments. (a) Delivery of Pledged Debt Instruments. Subject to the terms of the Intercreditor Agreement, such Grantor shall deliver or shall have delivered to a First Lien Collateral Agent, in suitable form for transfer, (A) all Pledged Debt Instruments and (B) all certificates and instruments evidencing Pledged Investment Property, in each case, having a value in excess of $100,000, so long as the aggregate value of all such certificates and instruments not delivered to a First Lien Collateral Agent shall not exceed $500,000. Notwithstanding the foregoing any Grantor may maintain possession of Pledged Debt Instruments and all certificates and instruments evidencing Pledged Investment Property that is in the process of liquidation or that is being processed for subsequent delivery to a First Lien Collateral Agent. The Collateral Agent shall not be charged with knowledge of the value of such certificates or instruments.

(b) Event of Default. During the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right, at any time without notice to the Grantor, in connection with the exercise of remedies, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Debt Instruments or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Debt Instruments or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Debt Instruments. Except as provided in Article V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Debt Instruments.

Section 4.4 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of a First Lien Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.”

(b) Except in connection with any investment property over which the Collateral Agent’s Lien is not required to be prior to all other Liens thereon pursuant to Section 3.2, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than a First Lien Collateral Agent.

Section 4.5 Intellectual Property. (a) At the time of delivery of each Officer’s Certificate under Section 3.13 of the Indenture, such Grantor shall notify the Collateral Agent of any change to Schedule B to the Disclosure Letter for such Grantor, and provide to the Collateral Agent the short-form intellectual property agreements and assignments as described in this Section 4.5.

(b) Except as would not individually or in the aggregate have a Material Adverse Effect, such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto.

(d) Such Grantor shall promptly execute and deliver to the Collateral Agent in form suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Exhibit III for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor.

Section 4.6 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) in which the damages being sought, when added to the damages being sought in all other commercial torts claims of all Grantors, exceed $100,000, (i) such Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent a notice of the existence and nature of such commercial tort claim and a supplement to Schedule E to the Disclosure Letter containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, any document, and take all other action, deemed by such Grantor to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Any supplement to Schedule E to the Disclosure Letter delivered pursuant to this Section 4.7 shall, after the receipt thereof by the Collateral Agent, become part of Schedule E to the Disclosure Letter for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Col-

lateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to sell, assign, convey or transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) to the extent permitted by applicable law, the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Except as required under the UCC, the Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d) Application of Proceeds. Subject to the Intercreditor Agreement, the Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Trustee, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

(e) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under the Note Documents shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g) IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 5.2 Accounts and Payments in Respect of General Intangibles. (a) If required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor into an account over which a First Lien Collateral Agent has control.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii) the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accor-

dance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any of the Note Documents or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3 Pledged Debt Instruments. (a) During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, or other right pertaining to the Pledged Debt Instruments at any meeting of investor, creditors or lenders, as the case may be, of the relevant issuer or issuers of Pledged Debt Instruments or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Debt Instruments as if it were the absolute owner thereof (including the right to deposit and deliver any Pledged Debt Instruments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Authorization of Grantors. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Debt Instrument pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, by any of the Note Documents, pay any distribution or make any other payment with respect to the Pledged Debt Instrument directly to the Collateral Agent.

Section 5.4 Proceeds to be Turned over to and Held by Collateral Agent. At any time during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement).

Section 5.5 Sale of Pledged Debt Instruments. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Debt Instruments by reason of certain prohibitions contained in the Securities Laws and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Debt Instruments for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Laws or under applicable state securities laws even if such issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Investment Property pursuant to Section 5.1 and this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by Collateral Agent.

Section 5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

THE COLLATERAL AGENT

Section 6.1 Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, exercisable only while an Event of Default is continuing, for the purpose of carrying out the terms of the Note Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Note Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Parties the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to the extent permitted by applicable law, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Indenture (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Note Documents, all as fully and effectively as such Grantor might do.

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the Default Rate, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Financing Statements. Each Grantor agrees to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Grantors reasonably determine appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. In no event shall the Collateral Agent be responsible for preparing or filing any financing or continuation statement.

Section 6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 6.4 Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Party thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any

Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(c) Additional Rights of the Collateral Agent. In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities given to the Trustee under the Indenture, all of which inure to the benefit of the Collateral Agent hereunder and are incorporated by reference herein mutatis mutandis.

Section 6.5 Reinstatement. Each Grantor agrees that, if any payment made by any Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 6.6 Release of Collateral. All Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors, in each case upon the Discharge of Obligations. In addition, the Collateral shall be released, in whole or in part, as provided in the Indenture. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 6.7 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and any Subsidiary Guarantee. If any Secured Obligation or Guarantee is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

Section 6.8 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 6.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 6.9 Amendments, Waivers in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Exhibit I and Exhibit II, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 6.10 Additional Grantors; Additional Pledged Investment Property. (a) Joinder Agreements. If, at the option of the Company or as required pursuant to Section 3.10 of the Indenture, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit II and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Debt Instrument has not been delivered as of the date hereof, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Exhibit I (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 6.11 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.1 of the Indenture; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in such Section 12.1.

Section 6.12 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that, except as otherwise permitted by the Indenture, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 6.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6.14 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 6.15 Governing Law Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER COLLATERAL DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY GRANTOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AGAINST THE ISSUER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1 OF THE INDENTURE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 6.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement, the exercise of any right or remedy by the Collateral Agent hereunder and the obligations of the Grantors hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

Section 6.17 WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE COLLATERAL AGENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

THE McCLATCHY COMPANY
as Grantor

By:	/s/ Patrick J. Talamantes
Name: Patrick J. Talamantes
Title: Vice President, Finance and
Chief Financial Officer

ABOARD PUBLISHING, INC.
ANCHORAGE DAILY NEWS, INC.
BELTON PUBLISHING COMPANY, INC.
BISCAYNE BAY PUBLISHING, INC.
CASS COUNTY PUBLISHING COMPANY
COLUMBUS LEDGER-ENQUIRER, INC.
CYPRESS MEDIA, INC.
EAST COAST NEWSPAPERS, INC.
GULF PUBLISHING COMPANY, INC.
HLB NEWSPAPERS, INC.
KELTATIM PUBLISHING COMPANY, INC.
KEYNOTER PUBLISHING COMPANY, INC.
LEE’S SUMMIT JOURNAL, INCORPORATED
LEXINGTON H-L SERVICES, INC.
MACON TELEGRAPH PUBLISHING COMPANY
MAIL ADVERTISING CORPORATION
MCCLATCHY INTERACTIVE WEST
MCCLATCHY INVESTMENT COMPANY
MCCLATCHY NEWSPAPERS, INC.
MCCLATCHY U.S.A., INC.
MIAMI HERALD MEDIA COMPANY
NEWSPRINT VENTURES, INC.
NITTANY PRINTING AND PUBLISHING COMPANY
NOR-TEX PUBLISHING, INC.
OLYMPIC-CASCADE PUBLISHING, INC.
PACIFIC NORTHWEST PUBLISHING COMPANY, INC.
STAR-TELEGRAM, INC.
TACOMA NEWS, INC.
THE BRADENTON HERALD, INC.
THE CHARLOTTE OBSERVER PUBLISHING COMPANY
THE NEWS AND OBSERVER PUBLISHING COMPANY
THE STATE MEDIA COMPANY
THE SUN PUBLISHING COMPANY, INC.
WICHITA EAGLE AND BEACON PUBLISHING COMPANY, INC.
WINGATE PAPER COMPANY, as Grantors

By: /s/ Patrick J. Talamantes
Name: Patrick J. Talamantes
Title: Vice President

MCCLATCHY INTERACTIVE LLC
MCCLATCHY MANAGEMENT SERVICES, INC.
QUAD COUNTY PUBLISHING, INC.,
as Grantors

By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	President

BELLINGHAM HERALD PUBLISHING, LLC
IDAHO STATESMAN PUBLISHING, LLC OLYMPIAN PUBLISHING, LLC,
as Grantors

By:	Pacific Northwest Publishing Company, Inc., its Sole Member

By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President

CYPRESS MEDIA, LLC,
as Grantor

By:	CYPRESS Media, Inc., its Sole Member

By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President

SAN LUIS OBISPO TRIBUNE, LLC

By:	The McClatchy Company, its Sole Member

By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President, Finance and Chief Financial Officer

ACCEPTED AND AGREED

as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Alex Briffett
	Name:	John (Alex) Briffett
	Title:	Authorized Signatory

EXHIBIT I

TO

SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of                     , 20    , is delivered pursuant to Section 6.9 of the Security Agreement, dated as of February 11, 2010, by The McClatchy Company and each of the other parties named therein as a Grantor or which subsequently becomes a Grantor thereunder, in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Debt Instruments listed on Exhibit I-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties made by the undersigned contained in Sections 3.1, 3.2, 3.5 and 3.9 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

Exhibit 1-A

PLEDGED DEBT INSTRUMENTS

Company	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

ACKNOWLEDGED AND AGREED

as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

By:
Name:
Title:

EXHIBIT II

TO

SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                     , 20    , is delivered pursuant Section 6.10 of the Security Agreement, dated as of February 11, 2010, by The McClatchy Company, each of the other parties named therein as a Grantor or which subsequently becomes a Grantor thereunder, in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 6.10 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Exhibit I-A is hereby added to the information set forth in Schedules A through F to the Disclosure Letter. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Security Agreement and that the Pledged Debt Instruments listed on Exhibit I-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

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IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED

as of the date first above written:

[EACH GRANTOR PLEDGING

ADDITIONAL COLLATERAL]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

By:
Name:
Title:

E4-3

EXHIBIT III

TO

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                     , 20    , is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, The McClatchy Company (the “Company”), its subsidiaries party thereto as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity and together with its successors, the “Trustee”) on behalf of the Holders of the Notes, have entered into that certain the Indenture dated as of February 11, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to the Indenture, the Company has issued, $875,000,000 aggregate principal amount of its 11.50% Senior Secured Notes due 2017 (together with any Additional Notes or Exchange Notes issued pursuant to the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed, pursuant to a Security Agreement dated as of February     , 2010 in favor of the Collateral Agent for the benefit of the Secured Parties (the “Security Agreement”), to guarantee the Secured Obligations of the Grantors; and

WHEREAS, all of the Grantors are party to the Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, and to induce the Collateral Agent to enter into the Indenture and to induce the Holders to purchase the Notes, each Grantor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.

[1]	Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

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Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

E4-2

Section 3. Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [GRANTOR] as Grantor

By:
Name: Title:

ACCEPTED AND AGREED

as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

By:
Name: Title:

E4-4

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.	IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)].